Exhibit 99.1

AstroNova Reports Fiscal 2024 Third-Quarter Financial Results

Company to Host Conference Call at 9:00 a.m. ET Today

Third-Quarter Fiscal 2024 Financial Highlights

  Revenue of $37.5 million, down 4.7% year over year (YoY)
  Gross margin of 39.4%, up 770 basis points YoY
  Operating margin of 12.3%, up 890 basis points YoY
  Diluted EPS of $0.37, up 825% YoY
  Record quarterly Adjusted EBITDA of $5.7 million, or 15% of revenue, up 135% YoY

WEST WARWICK, R.I.--(BUSINESS WIRE)--December 6, 2023--AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today reported financial results for the fiscal 2024 third quarter ended October 28, 2023. GAAP diluted earnings per share were $0.37 compared with $0.04 per diluted share in the year-earlier period. Last year’s third-quarter GAAP results included transaction costs of $0.07 per diluted share associated with the acquisition of Astro Machine, Inc. at the beginning of that quarter. This is the first quarter in which Astro Machine’s results are included in all comparisons with the prior-year periods.

Commentary from Greg Woods, President and Chief Executive Officer

“We delivered significantly improved earnings performance in the third quarter despite an 11% YoY revenue decline in our Product Identification (PI) segment. This decline was largely driven by sidelined printers that were affected by the previously discussed ink quality issues from one of our suppliers and, to a lesser degree, the exit of some low margin printers last quarter from our portfolio. As our retrofitting program continues, the supplies revenue from these printers is expected to recover over the coming quarters.

“Our strong profit and cash flow improvement was fueled by a combination of favorable product mix in both segments, continued focus on expense control and the benefits of the PI segment realignment last quarter.

“Our PI segment generated a 62% increase in third-quarter operating profit as we focus on more profitable products, transition more printer manufacturing from Asia and West Warwick to the Astro Machine plant in Illinois, exit low margin or low volume label printer models, consolidate international sales and distribution facilities, and streamline our global channel partner network.

“Our Test and Measurement segment maintained its strong performance in the third quarter, bolstered by the ongoing post-pandemic rebound of the commercial aviation market. Segment revenue increased 16%, while segment operating profit was up 50%.

“The recently completed strategic restructuring has significantly improved the cost structure and margin profile of the business and we expect both segments to perform in line with these results again in the fourth quarter.”

Third-Quarter Fiscal 2024 Income Statement Summary

($ in thousands, except per share data)	Q3 2024	Q3 2023	YoY
Revenue	$37,549	$39,405	(5%)
Gross Profit	$14,779	$12,482	18%
Gross Margin	39.4%	31.7%	770 bps
Operating Expenses	$10,161	$11,136	(9%)
Operating Income	$4,618	$1,346	243%
Operating Margin	12.3%	3.4%	890 bps
Net Income	$2,752	$289	870%
Net Income Per Diluted Share	$0.37	$0.04	825%

Third-Quarter Fiscal 2024 Financial Summary

Total revenue was $37.5 million, down 4.7% from the year-earlier period. The decrease reflected lower revenue in the PI segment, due primarily to lower supplies revenue from printers impacted by the defective ink from one of our larger suppliers and, in part, to the Company’s product rationalization initiatives. The decline in PI was partly offset by higher revenue from the Test & Measurement segment.

Hardware revenue was $12.9 million, a 7.7% increase from the prior-year period. Supplies revenue was $20.0 million, down 13% from the same period in fiscal 2023. Revenue from Service/Other was $4.7 million, up 4.4% from the comparable period last year.

Gross profit totaled $14.8 million, or 39.4% of revenue, compared with gross profit of $12.5 million, or 31.7% of revenue, in the year-earlier period. The increase was attributable primarily to favorable product mix, lower manufacturing variances and reduced period costs and the Company’s strategic realignment of its PI segment.

Operating expenses were $10.2 million, a decrease of 8.8% from $11.1 million in the same period last year, driven primarily by lower general and administrative expenses.

Operating income increased to $4.6 million, or 12.3% of revenue, from $1.3 million, or 3.4% of revenue, in the same period of fiscal 2023.

The Company reported net income of $2.8 million, or $0.37 per diluted share, compared with $289,000, or $0.04 per diluted share, a year earlier. Net income under Generally Accepted Accounting Principles (GAAP) for the third quarter of fiscal 2023 included transaction costs of $540,000, or $0.07 per diluted share, associated with the August 2022 acquisition of Astro Machine. On a non-GAAP basis, net income for the third quarter of fiscal 2023 was $829,000, or $0.11 per diluted share.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $5.3 million for the third quarter of fiscal 2024, compared with $2.0 million for the same period in fiscal 2023. Excluding the Astro Machine transaction costs, EBITDA for the third quarter of fiscal 2023 was $2.7 million.

Adjusted EBITDA, which the Company defines as earnings before interest, taxes, depreciation, amortization and share-based compensation, was $5.7 million, or 15% of revenue, in the third quarter of fiscal 2024, compared with $2.4 million, or 6% of revenue, in the same period of fiscal 2023. Excluding transaction costs, Adjusted EBITDA for the third quarter of fiscal 2023 was $3.1 million.

Bookings for the third quarter of fiscal 2024 increased 1% to $35.5 million from $35.0 million in the third quarter of fiscal 2023.

Backlog as of October 28, 2023 decreased 20% to $31.2 million from $39.3 million as of October 29, 2022.

Third-Quarter Fiscal 2024 Operating Segment Results

Product Identification

PI segment revenue was $26.5 million in the third quarter of fiscal 2024, down 11.2% from $29.9 million in the same period a year earlier. Segment operating profit was $4.8 million, or 18.1% of revenue, compared with $3.0 million, or 9.9% of revenue, in the same period of fiscal 2023.

Test & Measurement

Test & Measurement segment revenue increased 15.5% to $11.0 million in the third quarter of fiscal 2024 from $9.5 million in the same period last year. Segment operating profit was $2.6 million, or 23.2% of revenue, compared with $1.7 million, or 18.0% of revenue, a year earlier.

Earnings Conference Call Information

AstroNova will discuss the third-quarter fiscal 2024 financial results in an investor conference call at 9:00 a.m. ET today. To access the conference call, please dial (833) 470-1428 (U.S. and Canada) or (404) 975-4839 (International) approximately 10 minutes prior to the start time and enter access code 519743. A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures EBITDA, Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share.

AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation tables included in this news release for a reconciliation of GAAP measures to the most directly comparable non-GAAP measures for the three and nine months ended October 28, 2023 and October 29, 2022.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that we may not be able to realize the expected synergies from our acquisition of Astro Machine, (ii) the risk that apparent improvements in the Aerospace and Defense sectors may not continue and (iii) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

ASTRONOVA, INC.
Condensed Consolidated Statements of Income (Loss)
In Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net Revenue	$37,549	$39,405	$108,493	$102,674
Cost of Revenue	22,770	26,923	71,618	68,080
Gross Profit	14,779	12,482	36,875	34,594
Total Gross Profit Margin	39.4%	31.7%	34.0%	33.7%
Operating Expenses:
Selling & Marketing	5,744	5,908	18,451	17,771
Research & Development	1,683	1,903	5,028	5,021
General & Administrative	2,734	3,325	8,514	8,456
Total Operating Expenses	10,161	11,136	31,993	31,248
Operating Income	4,618	1,346	4,882	3,346
Total Operating Margin	12.3%	3.4%	4.5%	3.3%
Other Expense, net	917	955	2,161	1,665
Income Before Taxes	3,701	391	2,721	1,681
Income Tax Provision	949	102	738	383
Net Income	$2,752	$289	$1,983	$1,298
Net Income per Common Share - Basic	$0.37	$0.04	$0.27	$0.18
Net Income per Common Share - Diluted	$0.37	$0.04	$0.27	$0.18

Weighted Average Number of Common Shares - Basic	7,428	7,324	7,407	7,299
Weighted Average Number of Common Shares - Diluted	7,485	7,485	7,477	7,363

ASTRONOVA, INC.
Consolidated Balance Sheets
In Thousands
(Unaudited)

	October 28, 2023	January 31, 2023
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,827	$3,946
Accounts Receivable, net	21,999	21,598
Inventories, net	47,005	51,324
Prepaid Expenses and Other Current Assets	3,056	2,894
Total Current Assets	76,887	79,762
PROPERTY, PLANT AND EQUIPMENT	56,572	55,394
Less Accumulated Depreciation	(42,320)	(41,106)
Property, Plant and Equipment, net	14,252	14,288
OTHER ASSETS
Intangible Assets, net	19,420	21,232
Goodwill	14,440	14,658
Deferred Tax Assets	6,903	6,907
Right of Use Asset	650	794
Other Assets	1,651	1,566
TOTAL ASSETS	$134,203	$139,207
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$4,893	$8,479
Accrued Compensation	3,256	2,750
Other Liabilities and Accrued Expenses	4,410	3,308
Revolving Line of Credit	14,900	15,900
Current Portion of Long-Term Debt	2,700	2,100
Current Portion of Royalty Obligation	1,500	1,725
Current Liability – Excess Royalty Payment Due	542	562
Income Taxes Payable	56	786
Deferred Revenue	1,441	1,888
Total Current Liabilities	33,698	37,498
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	10,039	12,040
Royalty Obligation, net of current portion	2,476	3,415
Lease Liability, net of current portion	459	555
Income Taxes Payable	491	491
Deferred Revenue	-	674
Deferred Tax Liabilities	152	167
TOTAL LIABILITIES	47,315	54,840
SHAREHOLDERS’ EQUITY
Common Stock	540	534
Additional Paid-in Capital	62,340	61,131
Retained Earnings	61,158	59,175
Treasury Stock	(34,588)	(34,235)
Accumulated Other Comprehensive Loss, net of tax	(2,562)	(2,238)
TOTAL SHAREHOLDERS’ EQUITY	86,888	84,367
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$134,203	$139,207

ASTRONOVA, INC.
Revenue and Segment Operating Profit
In Thousands
(Unaudited)

	Revenue		Segment Operating Profit		Revenue		Segment Operating Profit
	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Product Identification	$26,543	$29,879	$4,794	$2,960	$77,416	$74,985	$6,848	$6,019
Test & Measurement	11,006	9,526	2,558	1,711	31,077	27,689	6,548	5,783
Total	$37,549	$39,405	7,352	4,671	$108,493	$102,674	13,396	11,802
Corporate Expenses			2,734	3,325			8,514	8,456
Operating Income			4,618	1,346			4,882	3,346
Other Income (Expense), net			(917)	(955)			(2,161)	(1,665)
Income Before Income Taxes			3,701	391			2,721	1,681
Income Tax Provision			949	102			738	383
Net Income			$2,752	$289			$1,983	$1,298

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP Results
In Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022

GAAP Revenues	$37,549	$39,405	$108,493	$102,674
Non-GAAP Revenues	$37,549	$39,405	$108,493	$102,674

GAAP Cost of Revenues	$22,770	$26,923	$71,618	$68,080
Restructuring Charges	-	-	2,096	-
Product Retrofit Costs	-	-	852	-
Non-GAAP Cost of Revenues	$22,770	$26,923	$68,670	$68,080

GAAP Gross Profit	$14,779	$12,482	$36,875	$34,594
Restructuring Charges	-	-	2,096	-
Product Retrofit Costs	-	-	852	-
Non-GAAP Gross Profit	$14,779	$12,482	$39,823	$34,594

GAAP Operating Expenses	$10,161	$11,136	$31,993	$31,248
Transaction Costs	-	(717)	-	(717)
Restructuring Charges	-	-	(555)	-
Non-GAAP Operating Expenses	$10,161	$10,419	$31,438	$30,531

GAAP Operating Income	$4,618	$1,346	$4,882	$3,346
Transaction Costs	-	717	-	717
Restructuring Charges	-	-	2,651	-
Product Retrofit Costs	-	-	852	-
Non-GAAP Operating Income	$4,618	$2,063	$8,385	$4,063

GAAP Other Income/(Expense)	$(917)	$(955)	$(2,161)	$(1,665)
Non-GAAP Other Income/(Expense)	$(917)	$(955)	$(2,161)	$(1,665)

GAAP Income Tax Expense	$949	$102	$738	$383
Tax Adjustments of Non-GAAP Adjustments	-	177	797	177
Non-GAAP Income Tax Expense	$949	$279	$1,535	$560

GAAP Net Income	$2,752	$289	$1,983	$1,298
Transaction Costs	-	540	-	540
Restructuring Charges	-	-	2,048	-
Product Retrofit Costs	-	-	658	-
Non-GAAP Net Income	$2,752	$829	$4,689	$1,838

GAAP Diluted Earnings Per Share	$0.37	$0.04	$0.27	$0.18
Transaction Costs	-	-	-	0.07
Restructuring Charges	-	-	0.28	-
Product Retrofit Costs	-	-	0.09	-
Non-GAAP Diluted Earnings Per Share	$0.37	$0.04	$0.63	$0.25

ASTRONOVA, INC.
Reconciliation of Net Income to EBITDA
Amounts In Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022

GAAP Net Income	$2,752	$289	$1,983	$1,298
Interest Expense	630	701	1,919	1,086
Income Tax Expense	949	102	738	383
Depreciation/Amortization	1,014	915	3,158	2,737
EBITDA	$5,345	$2,007	$7,798	$5,504
Transaction Costs	-	540	-	540
Restructuring Charges	-	-	2,048	-
Product Retrofit Costs	-	-	658	-
Income Tax Expense - Transaction Costs	-	176	-	176
Income Tax Expense - Restructuring Charges	-	-	603	-
Income Tax Expense - Product Retrofit Costs	-	-	194	-
EBITDA Less Restructuring & Retrofit Items	$5,345	$2,723	$11,301	$6,220

ASTRONOVA, INC.
Reconciliation of Net Income to Adjusted EBITDA
Amounts In Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022

GAAP Net Income	$2,752	$289	$1,983	$1,298
Interest Expense	630	701	1,919	1,086
Income Tax Expense	949	102	738	383
Depreciation/Amortization	1,014	915	3,158	2,737
Share-Based Compensation	311	405	1,065	977
Adjusted EBITDA	$5,656	$2,412	$8,863	$6,481
Transaction Costs	-	540	-	540
Restructuring Charges	-	-	2,048	-
Product Retrofit Costs	-	-	658	-
Income Tax Expense - Transaction Costs	-	176	-	176
Income Tax Expense - Restructuring Charges	-	-	603	-
Income Tax Expense - Product Retrofit Costs	-	-	194	-
Adjusted EBITDA Less Restructuring & Retrofit Items	$5,656	$3,128	$12,366	$7,197

ASTRONOVA, INC.
Reconciliation of Segment GAAP to Non-GAAP Operating Income
Amounts In Thousands
(Unaudited)

	Three Months Ended						Nine Months Ended
	October 28, 2023			October 29, 2022			October 28, 2023			October 29, 2022
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total

GAAP - Segment Operating Profit	$4,794	$2,558	$7,352	$2,960	$1,711	$4,671	$6,848	$6,548	$13,396	$6,019	$5,783	$11,802

Restructuring Charges	-	-	-	-	-	-	2,568	-	2,568	-	-	-

Product Retrofit Costs	-	-	-	-	-	-	852	-	852	-	-	-

Non-GAAP - Segment Operating Profit	$4,794	$2,558	$7,352	$2,960	$1,711	$4,671	$10,268	$6,548	$16,816	$6,019	$5,783	$11,802

Contacts

Scott Solomon
Senior Vice President
Sharon Merrill Advisors
(857) 383-2409
ALOT@investorrelations.com